ITEM 77 I

Each Series of the Trust established a new class of shares as described in the prospectus supplement contained in Post-Effective Amendment 30 to the Registration Statement (File Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on May 29, 2001. Such description is incorporated herein by reference.